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                                                                   EXHIBIT 10.12


                              SETTLEMENT AGREEMENT


         This Settlement Agreement (the "Agreement" ) is made this 28th day of October, 1999 by and between Beverly Hills Ltd., a Utah corporation (the "Company"), having an office at 16 N. Ft. Harrison, Clearwater, Florida 33755 and Clifford Wildes ("Wildes") residing at 387 South Shore Drive, Sarasota, FL 34234.

                                   WITNESSETH

         WHEREAS, on May 19, 1999 pursuant to a written agreement the Company hired Wildes to serve as temporary and part-time Chief Executive Officer, and

         WHEREAS, Wildes resigned his position with the Company effective July, 1999, and

         WHEREAS, Wildes claims that certain compensation due him under the terms of his employment agreement were not fulfilled; and

         WHEREAS, the Parties desire to settle all matters between and among them (the "Dispute") so as to define and settle the relationship among them and to avoid the risk, expense and inconvenience of litigation, and without admitting liability or the merits of any potential claims or defenses;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is agreed as follows:

         1. Settlement of Dispute. The Dispute between Wildes and the Company shall be, and the same hereby is, settled under the terms and conditions set forth herein.




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         2. Employer/Employee Mutual Release. Wildes represents and warrants as follows:

                  (a) That he has the legal capacity to execute this Agreement.

                  (b) That he is the sole owner and holder of any claims or potential claims, causes of action or potential causes of action, and of all right and interest therein, he might have against the Company or any of its direct or indirect affiliates, investors, partners, directors, officers, employees, representatives or agents, arising directly or indirectly out of his employment with the Company, or with respect to any other matter.

                  (c) Upon execution of this Agreement, Wildes will dismiss with prejudice the lawsuit pending in the Circuit Court for Sarasota County, Florida, Case No. 9911761C. That there are no other pending or filed civil proceeding of any sort before any tribunal, administrative body or arbitral body by Wildes against the Company or any of the Company's direct or indirect affiliates, investors, partners, directors, officers, employees, representatives or agents.

                  (d) That the Company is not liable to Wildes for any accrued salary, commissions, accrued but unused vacation, personal, sick (and the like) days or any other compensation or benefits other than $34,000 and expenses in the amount of $1,516.07, plus other reimbursable business expenses, which amount is being paid upon execution of this Agreement.

                  (e) That he is not aware of any facts which to his reasonable belief could give rise to a past or present claim of any nature against the Company or any of its affiliates arising out of or relating to his employment with the Company.

         Wildes irrevocably, unconditionally and generally releases and forever discharges the Company, and each of its direct or indirect affiliates, partners, officers, directors, partners, employees and agents from any and all claims, liabilities, demands and causes of action known


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or unknown, fixed or contingent, which Wildes claimed in the past, or now claims, or may be able to claim in the future against any of them arising directly or indirectly out of Wildes' employment therewith or the termination of such employment, including but not limited to all claims which Wildes does not know or suspect at this time to exist and which, if known, would materially affect this release; however, this release does not apply to facts not in existence on the date hereof. Wildes hereby covenants not to file a lawsuit or demand for arbitration to assert any such claim. This release includes a release of any and all claims for violation of any federal, state or municipal statute, including but not limited to claims arising under federal, state, or local laws prohibiting employment discrimination, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, (subject to Section 5 below) the Age Discrimination in Employment Act of 1967 and the Americans with Disabilities Act. This release does not release any claim Wildes may have against the Company for a breach of any provision of this Agreement. Wildes acknowledges that the consideration given for the waiver and release agreements set forth herein and elsewhere in this Agreement are in addition to anything of value to which Wildes was already entitled. Notwithstanding the above, Wildes does not release the Company from its indemnity and insurance obligations provided in paragraphs 3E and 9 of the attached agreement, and said indemnity and insurance obligations specifically survive this Agreement.

         The Company, on behalf of itself and each of its direct or indirect affiliates, shareholders, officers, directors, partners, employees and agents irrevocably, unconditionally and generally releases and forever discharges Wildes from any and all claims, liabilities, demands and causes of action known or unknown, fixed or contingent, which the Company claimed in the past, or now claims, or may be able to claim in the future against Wildes arising directly or indirectly out of Wildes' employment therewith or the termination of such employment, including but not


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limited to all claims which the Company does not know or suspect at this time to exist and which, if known, would materially affect this release. The Company hereby covenants that there are no pending lawsuits against Wildes and it will not file a lawsuit or demand for arbitration to assert any such claim against Wildes. This release does not release any claim the Company may have against Wildes for a breach of any provision of this Agreement.

         Wildes acknowledges that he has been given 21 days to consider waiving and releasing any right he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and the Americans with Disabilities Act ("ADA"), during which period he has consulted an attorney. Wildes acknowledges that he does so waive and release such rights, that this waiver and release is knowing and voluntary and that it does not apply to rights that might arise after the waiver is signed. Wildes acknowledges that the consideration given for the waiver and release agreements set forth herein and elsewhere in this Agreement are in addition to anything of value to which Wildes was already entitled. Wildes represents and acknowledges that he had twenty-one (21) days prior to the execution of this Agreement pertaining to this waiver and release to consider the waiver and release, and will have seven (7) days subsequent to such execution to revoke this waiver and release. Such revocation is to be made in writing and mailed, return receipt requested, to the Company, Attention: Michael Hanlon at the address set forth in the Notice provisions of this Agreement.

         4. Settlement Amount. The Company shall pay Wildes the sum of $34,000 (thirty four thousand dollars) (the "Settlement Amount"), payable within 48 (forty-eight) hours from the execution of this Agreement by wire transfer to the Becker & Poliakoff, P.A. Trust Account.

         5. Issuance of Warrant. Simultaneously with the execution of this Agreement, the Company shall deliver to Becker & Poliakoff, P.A., as counsel to Wildes, three Warrants


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aggregating 185,000 Common Stock Purchase Warrants in the form attached hereto as Exhibit B, C & D.

         6. Registration Rights Agreement. Simultaneously with the execution of this Agreement, the Company shall deliver to Becker & Poliakoff, P.A., as counsel to Wildes, the Registration Rights Agreement in the form attached hereto as Exhibit E.

         7. Restrictive Covenant. As part of this Agreement Wildes will be restrained from soliciting customers or former customers of the Company, and from engaging in, directly or indirectly, as a principal, employee, officer, consultant or otherwise, and from receiving any compensation, directly or indirectly which competes with the Company's golf related businesses, as listed on Schedule 1, attached hereto, and the Company's internet charity auction business anywhere in the United States for a period of 6 (six) months from the date hereof. This Agreement specifically excludes Wcollect (WCLT) from the terms of this paragraph.

         8. Indemnification. The Indemnification provisions set forth in the employment agreement will survive this Agreement.

         9. Non-defamation. No party to this Agreement shall knowingly authorize, approve or permit any false and defamatory remark to be made about the other party to this Agreement. The corporate parties hereto agree to use good faith efforts to effect compliance with this provision by their non-party employees and agents.

         10. Miscellaneous Provisions.

                  (a) Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the parties agree to make such amendment or modification so that the same shall be made valid and


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enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the parties in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the parties hereto.

                  (b) Amendment. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the party or parties to be bound thereby.

                  (c) Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of Florida without regard to conflict or choice of law principles of Florida or any other jurisdiction. This Agreement shall be executed in Florida and is intended to be performed in Florida. In the event of litigation arising out of this Agreement, the parties hereto consent to the personal jurisdiction of the State of Florida, and agree to exclusively litigate said actions, in the state courts, in any appropriate court of competent jurisdiction located in the County of Sarasota, State of Florida.

                  (d) No Waiver. If any party to this Agreement fails to, or elects not to enforce any right or remedy to which it may be entitled hereunder or by law, such right or remedy shall not be waived, nor shall such nonaction be construed to confer a waiver as to any continued or future acts, nor shall any other right or remedy be waived as a result thereof. No right under this Agreement shall be waived except as evidenced by a written document signed by the party waiving such right, and any such waiver shall apply only to the act or acts expressly waived in said document.


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                  (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

                  (f) Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

                  (g) Counsel. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof and has elected not to seek such counsel. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with the Action and this Agreement.

                  (h) Notices. All notices and demands permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand or by mailing the same via the United States Mail, prepaid certified or registered mail, return receipt requested, or by priority overnight courier for next business day delivery by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries and has daily deliveries to the area to which the notice is sent, addressed to the parties at their respective addresses as shown below:

         If to the Company:                 Beverly Hills Ltd.
                                            16 N. Ft. Harrison
                                            Clearwater, FL  33755


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         with a copy to:                    Sommer & Schneider, LLP
                                            595 Stewart Avenue, Suite 710
                                            Garden City, NY 11530

         If to Wildes:                      Clifford Wildes
                                            387 South Shore Drive
                                            Sarasota, FL  34234

         with a copy to:                    Christine E. Lamia, Esq.
                                            Becker & Poliakoff, P.A.
                                            630 South Orange Avenue, 3rd Floor
                                            Sarasota, FL  34236

         Notices delivered personally shall be deemed communicated as of the date of actual receipt. Notices mailed as set forth above shall be deemed communicated as of the date three (3) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending.

                  (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

                  (j) Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns.

                  (k) Documents. At the conclusion of the Action, each Party shall return to the other all documents and papers produced by the other in connection with the Action.


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                  (l) Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with the Action and this Agreement.

                  (m) Captions. The captions appearing in this Agreement are for convenience only, and shall have no effect on the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the undersigned, duly authorized in the case of the Company, have executed this Agreement as of the date first above written.

                                    BEVERLY HILLS LTD.

[CORPORATE SEAL]

                                    By:  /s/ Charles Williams
                                         ---------------------------------------
                                         Charles Williams, Vice President



                                    CLIFFORD WILDES



                                    /s/ Clifford Wildes
                                    --------------------------------------------


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                                 ACKNOWLEDGMENTS

Province of British Columbia, Canada

                                    )
                                    ) ss:
                                    )

                  On this 28th day of October, 1999, before me personally came Clifford Wildes, to me known, who being described in and who executed the foregoing Settlement Agreement, and he acknowledged that he executed the same.


Sworn to before me this 28th day of October, 1999



                                             /s/ Michael H. Taylor
                                             -----------------------------------
                                             Notary Public



STATE OF GEORGIA                    )
                                    ) ss:
COUNTY OF COBB                      )


         On the 21st day of October, 1999 before me personally came Charles Williams, to me known, who, being by me duly sworn, did depose and say that he resides at that he is the Vice President of Beverly Hills Ltd., the corporation described in and which executed the foregoing Settlement Agreement; that he is familiar with the corporate seal of the aforesaid corporation; and that he signed his name and affixed the corporate seal thereto by order of the board of directors of said corporation.


                                             /s/ illegible
                                             -----------------------------------
                                             Notary Public


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                                   SCHEDULE 1



1.       Golf Shoes Plus - on-line seller of golf shoes and sporting shoes

2.       Pro Edge - manufacturer of golf clubs

3. GlobalGolf.Com - on-line worldwide tee time reservations, golf apparel provider and golf related travel and hospitality

4.       The Golf Magazine - publisher of a golf magazine